Exhibit 10.3

PROMISSORY NOTE

$100,000.00	August 13, 2003
Monroe County, Pennsylvania

FOR VALUE RECEIVED, Beyond the Wall, Inc., a Delaware corporation, having an address of 1903 West Main Street, Stroudsburg, Pennsylvania 18360 (the “Maker”), hereby promises to pay to the order of Jess M. Ravich and Tia P. Ravich, Trustees of the Ravich Revocable Trust of 1989, a revocable trust created under the laws of the State of California, having an address of 11766 Wilshire Blvd., Suite 870, Los Angeles, California 90025 (“Lender”), the principal sum of One Hundred Thousand Dollars ($100,000.00) (the “Loan”).

1.                                                                                       Repayment; Default Rate.  The Loan shall terminate on the earlier to occur of: (i) December 31, 2003; or (ii) the date upon which all or substantially all of the assets of the Maker are sold (the “Maturity Date”).  No interest shall accrue on the unpaid balance of the Loan except in the case of an Event of Default (as defined herein), in which case, after the Event of Default, the Loan shall bear interest at the rate per annum equal to ten percent (10%).  Upon the Maturity Date,  all principal, accrued but unpaid interest and other costs due and owing hereunder shall be due and payable in full.

2.                                                                                       Prepayment.  Maker shall have the right, at its option, to prepay the principal balance of this Note in whole or in part at any time and from time to time without premium or penalty.  Any such prepayment shall be applied first to any unpaid fees or expenses due to Lender, secondly to any accrued but unpaid interest, and lastly to the unpaid installments of principal in the reverse order of their scheduled maturities.

3.                                                                                       Payments.  All payments to be made hereunder or under any other Loan Document shall be payable by 2:00 p.m. eastern time, on the day when due.  Such payments shall be made to Lender at its address above, in funds immediately available at such office without setoff, counterclaim or other deduction of any nature.

4.                                                                                       Events of Default.  The following events shall be deemed to be Events of Default hereunder, under the Mortgage Agreement dated of even date herewith (the “Mortgage”) or any other documents executed by the Maker and dated of even date herewith, the terms and conditions of each are hereby incorporated by reference (collectively the “Loan Documents”), in the event that:

(i)                                                                                                                                     the failure to pay any monies due and owing to Lender or any portion thereof by the Maker upon twenty (20) days advanced written notice of default from Lender to Maker and Maker’s failure to cure such default;

(ii)                                                                                                                                  the breach by Maker of any covenant contained herein or in any of the Loan Documents upon thirty (30) days advanced written notice of default from Lender to Maker and

Maker’s failure to cure such default, the occurrence of any default under the terms of any such agreement, or the discovery by Lender of any materially false or misleading representation made by any Maker in any agreement or in any other information submitted to Lender;

(iii)                                                                                                                               a holder of any lien encumbering the Mortgaged Property (as defined in the Mortgage) or any portion thereof, whether such lien is junior or superior to the lien of the security interest in favor of Lender, declares an event of default or commences a foreclosure proceeding or any other proceeding to execute on such lien which is not cured within thirty (30) days of such default or action;

(iv)                                                                                                                              the Maker makes an assignment for the benefit of its creditors, becomes insolvent, or files or has filed against it any petition, action, case or proceeding, voluntary or involuntary (in the case of an involuntary proceeding, the same not being dismissed within sixty (60) days of filing), under any state or federal law regarding Bankruptcy, insolvency, reorganization, receivership or dissolution, including the Bankruptcy Reform Act of 1978, as amended;

(v)                                                                                                                                 one or more uninsured judgments for the payment of money shall have been entered against the Maker, which judgment or judgments exceed $50,000.00 in an aggregate amount and such judgment or judgments shall have remained undischarged and/or unstayed for a period of thirty (30) consecutive days;

(vi)                                                                                                                              the dissolution of the Maker; or

(vii)                                                                                                                           a writ or warrant of attachment, garnishment, execution, distraint or similar process shall have been issued against the Maker or any of its properties which shall have remained undischarged and/or unstayed for a period of thirty (30) consecutive days;

then, Lender may accelerate the indebtedness evidenced hereby and, in accordance with the provisions of the Mortgage, may exercise the other rights and remedies provided it in the Mortgage and the other Loan Documents, as well as those it may have at law or in equity.  The rights and remedies of Lender as provided herein, or in any other agreement securing repayment of, or relating to, any portion of the monies due and owing to Lender, or otherwise provided by law, shall be cumulative and may be pursued singly, concurrently, or successively in Lender’s sole discretion, and may be exercised as often as necessary; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

5.                                                                                       Miscellaneous.

(a)                                                                                  Maker hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, the Mortgage and the other Loan Documents except such notices as may be expressly set forth in any of the Loan Documents, and an action for amounts due hereunder or thereunder shall immediately accrue

(b)                                                                                 All notices, requests, demands, directions and other communications under the provisions hereof shall be in writing and, unless otherwise expressly permitted hereunder, shall be sent as provided in the Mortgage, or other applicable Loan Document and shall be effective when received.

(c)                                                                                  UPON AN UNCURED EVENT OF DEFAULT, MAKER HEREBY EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR MAKER AND TO CONFESS JUDGMENT AGAINST MAKER IN FAVOR OF THE HOLDER HEREOF, AT ANY TIME AND AS OF ANY TERM, FOR THE OUTSTANDING PRINCIPAL BALANCE HEREOF PLUS DEFAULT INTEREST AND/OR ROYALTY PAYMENTS DUE UNDER THE TERMS HEREOF, TOGETHER WITH COSTS OF LEGAL PROCEEDINGS AND A REASONABLE ATTORNEY’S COMMISSION IN AN AMOUNT EQUAL TO 5% OF THE SUMS THEN DUE AND OWING HEREUNDER, BUT IN ALL EVENTS NOT LESS THAN $3,000.00 WITH RELEASE OF ALL ERRORS.

(d)                                                                                 Maker hereby agrees to pay, upon demand by Lender, all amounts incurred by Lender in connection with any action or proceeding taken or commenced by Lender to enforce or collect this Note, including reasonable attorney’s fees, attorney’s costs and all costs of legal proceedings.

(e)                                                                                  This Note shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania.

(f)                                                                                    If any term or provision of this Note or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Note, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

(g)                                                                                 This Note may not be amended, modified or supplemented orally.

(h)                                                                                 This obligation shall bind Maker and its successors and assigns, and the benefits hereof shall inure to Lender and its successors and assigns.

IN WITNESS WHEREOF, Maker has duly executed and delivered this Note as of the date first above written.

ATTEST:	BEYOND THE WALL, INC.

/s/ Robert N. Weingarten	BY:	/s/ Robert N. Weingarten
Robert N. Weingarten, Secretary		Robert N. Weingarten, Treasurer